UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities
                      Exchange Act of 1934



Date of Report (Date of earliest event reported): August 21, 1997




                      Imo Industries Inc.
     (Exact name of registrant as specified in its charter)




  Delaware                   1-9294                21-0733751
(State or other           (Commission File         (IRS Employer
jurisdiction of              Number)           Identification Number)
incorporation)




1009 Lenox Drive,
P.O. Box 6550, Building Four West, Lawrenceville, NJ 08648-0550
(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code: (609)  896-7600



                                 N/A
 (Former name or former address, if changed since last report.)


Item 5.  Other Events.

     On August 21, 1997, the Board of Directors of Imo Industries
Inc. (the "Company") amended the Rights Agreement dated as of April 30, 1997 (the "Rights Agreement") between the Company and the Rights Agent thereunder to:

          (a) Expressly provide that none of the transactions contemplated by the Share Purchase Agreement dated as of July 25, 1997 (the "Acquisition Agreement"), pursuant to which II Acquisition Corp. ("II Acquisition") is offering to acquire all outstanding shares of Common Stock of the Company, will cause II Acquisition, any subsidiary of II Acquisition that is established to effect a merger contemplated by Section 1.03 of the
Acquisition Agreement or any affiliate or associate of II Acquisition or any such subsidiary to be deemed an Acquiring Person (as defined in the Rights Agreement) as a result of the execution, delivery and performance under, or consummation of any one or more of the transactions contemplated by, the Acquisition Agreement, including, but not limited to, the consummation of the Offer (as defined in the Acquisition Agreement) and the consummation of a merger that is contemplated by Section 1.03 of the Acquisition Agreement;

          (b) Provide (i) that a Distribution Date (as defined in the Rights Agreement) will not occur at the close of business on the tenth day after the Stock Acquisition Date (as defined in the Rights Agreement) if the shares of Common Stock are acquired pursuant to a tender offer or exchange offer that had been determined by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, affiliates or associates of an Acquiring Person to be at a price that is fair to the Company's stockholders and is otherwise in the best interests of the Company and its stockholders and (ii) that the commencement of the Offer, the acquisition of Common Stock of the Company pursuant to the Offer, the acquisition of beneficial ownership pursuant to a merger contemplated by Section 1.03 of the Acquisition Agreement and the consummation of any one or more Permitted Events (as defined in the Acquisition Agreement) shall not constitute or result in the occurrence of a Distribution Date;

          (c) Amend the definition of "Expiration Date" under the Rights Agreement to be the earliest to occur of (i) the close of business on May 4, 2007, (ii) the time at which the Rights (as defined in the Rights Agreement) are redeemed as provided in
Section 23 of the Rights Agreement or (iii) the time immediately prior to the effective time of a merger contemplated by Section
1.03 of the Acquisition Agreement, provided, however, that if such merger does not occur, the Rights shall remain exercisable until the earlier of (i) or (ii) above and the Rights shall not be deemed to be non-exercisable as a result of such clause (iii); and

          (d)  Provide that a merger contemplated by Section 1.03
of  the Acquisition Agreement shall not constitute a "Section  13
Event" under the Rights Agreement.

     The form of Third Amendment to Rights Agreement between the Company and the Rights Agent is filed as Exhibit 4 hereto and is incorporated herein by reference.
Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

     4    Third Amendment to Rights Agreement, dated as of August
          21, 1997, between Imo Industries Inc. and First Chicago
          Trust Company of New York.

          10.1  Share  Purchase  Agreement dated  July  25,  1997
          between II Acquisition Corp. and Imo Industries Inc. (Incorporated by reference to Exhibit C to the Company's Schedule 14D-9 Solicitation/Recommendation Statement filed with the Commission on July 31, 1997.)


                           SIGNATURES


     Pursuant  to the requirements of the Securities and Exchange
Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   IMO INDUSTRIES INC.



Date: August 27, 1997              By:/s/T.J. Bird
                                         T.J. Bird
                                     Title:Executive Vice President


                         EXHIBIT INDEX

Exhibit
Number    Description

     4    Third Amendment to Rights Agreement, dated as of August
          21, 1997, between Imo Industries Inc. and First Chicago
          Trust Company of New York.

  10.1    Share Purchase Agreement dated July 25, 1997 between II
          Acquisition   Corp.    and     Imo    Industries   Inc.
          (Incorporated by reference to Exhibit C to the Company's
          Schedule 14D-9 Solicitation/Recommendation    Statement
          filed with the Commission on July 31, 1997.)